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                                                                    EXHIBIT 23.5

                          CONSENT OF FINANCIAL ADVISOR

     We hereby consent to the inclusion in the Joint Proxy Statement and Prospectus forming a part of this Registration Statement on Form S-4 of our opinion attached as Appendix B thereto, and the reference to such opinion and our firm therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission issued thereunder.

Dated June 13, 1995

                                          DONALDSON, LUFKIN & JENRETTE
                                          SECURITIES CORPORATION

                                          By: /s/  SCOTT HONOUR
                                              ------------------------
                                              Scott Honour
                                              Vice President